Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Second Quarter Fiscal 2014 Results; Affirms Expectation of Net Income for Fiscal 2014 and Increases Full Year Adjusted EBITDA Guidance

ATLANTA, May 1, 2014 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter and six months ended March 31, 2014.

"Despite inclement weather and a slower start to the spring selling season than anticipated, we made further progress on our operational and financial objectives during the quarter," said Allan Merrill, President and CEO of Beazer Homes. "We exceeded our expectations for sales per community, increased gross margins, improved adjusted EBITDA and invested heavily for our long-term growth. These results allow us to reaffirm our confidence in delivering full year profitability in Fiscal 2014 and in making substantial progress on our multi-year "2B-10" target this year."

On its earnings conference call today, the Company intends to update its full year Fiscal 2014 expectations for several operational and financial metrics, including increasing the Company’s guidance for year-over-year growth in Adjusted EBITDA. The Company now expects growth in Adjusted EBITDA of at least $45 million compared to Fiscal Year 2013.

Summary results for the quarter and six months ended March 31, 2014 are as follows:

Q2 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended March 31,
	2014	2013	Change
New Home Orders	1,390	1,521	(8.6)%
Orders per month per community	3.3	3.4	(2.9)%
LTM orders per month per community	2.9	2.7	7.4%
Cancellation rates	19.4%	18.7%	70 bps

Total Home Closings	977	1,127	(13.3)%
Average sales price from closings (in thousands)	$272.4	$253.3	7.5%
Homebuilding revenue (in millions)	$266.1	$285.5	(6.8)%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	19.7%	15.9%	380 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	22.5%	19.1%	340 bps

Loss from continuing operations before income taxes (in millions)	$(8.3)	$(19.5)	$11.2
Benefit from income taxes (in millions)	$0.1	$0.3	$(0.2)
Net loss from continuing operations (in millions)	$(8.2)	$(19.1)	$10.9
Basic Loss Per Share	$(0.32)	$(0.78)	$0.46
Land and land development spending (in millions)	$128.6	$62.6	$66.0
Total Company Adjusted EBITDA (in millions)	$18.5	$15.2	$3.3

	Six Months Ended March 31,
	2014	2013	Change
New Home Orders	2,285	2,453	(6.8)%
LTM orders per month per community	2.9	2.7	7.4%
Cancellation rates	20.4%	21.8%	-140 bps

Total Home Closings	2,015	2,165	(6.9)%
Average sales price from closings (in thousands)	$276.0	$244.8	12.7%
Homebuilding revenue (in millions)	$556.1	$529.9	4.9%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	19.2%	15.3%	390 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	21.9%	18.7%	320 bps

Loss from continuing operations before income taxes (in millions)	$(12.2)	$(38.6)	$26.4
Benefit from income taxes (in millions)	$—	$0.6	$(0.6)
Net loss from continuing operations (in millions)	$(12.2)	$(38.1)	$25.9
Basic Loss Per Share	$(0.48)	$(1.55)	$1.07
Land and land development spending (in millions)	$252.4	$152.6	$99.8
Total Company Adjusted EBITDA (in millions)	$40.2	$23.0	$17.2

As of March 31, 2014

•	Total cash and cash equivalents: $350.4 million, including unrestricted cash of approximately $299.6 million

•	Stockholders' equity: $230.8 million

•	Total backlog from continuing operations: 2,163 homes with a sales value of $637.1 million, compared to 2,211 homes with a sales value of $584.2 million as of March 31, 2013

•	Land and lots controlled: 29,331 lots (80.9% owned), an increase of 18.8% from March 31, 2013 (includes 246 lots obtained through a non-cash distribution of our Las Vegas joint venture)

Conference Call

The Company will hold a conference call on May 1, 2014 at 10:00 am ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 888-662-6653 or 402-220-6417 and enter the passcode “3740” (available until 11 pm ET on May 8, 2014), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is one of the country's 10 largest single-family homebuilders. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with Choice Plans to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company offers homes in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the availability and cost of land and the risks associated with the future value of our inventory such as additional asset impairment charges or writedowns; (ii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market; (iii) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (iv) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (v) shortages of or increased prices for labor, land or raw materials used in housing production; (vi) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (vii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (viii) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest, or an increased number of foreclosures; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xi) estimates related to the potential recoverability of our deferred tax assets; (xii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xiii) the results of litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (xiv) the impact of construction defect and home warranty claims; (xv) the cost and availability of insurance and surety bonds; (xvi) the performance of our unconsolidated entities and our unconsolidated entity partners; (xvii) delays in land development or home construction resulting from adverse weather conditions; (xviii) the impact of information technology failures or data security breaches; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Total revenue	$270,021	$287,902	$563,191	$534,804
Home construction and land sales expenses	216,969	241,992	455,438	452,606
Inventory impairments and option contract abandonments	880	2,025	911	2,229
Gross profit	52,172	43,885	106,842	79,969
Commissions	11,096	11,686	22,917	22,328
General and administrative expenses	32,628	28,795	61,038	55,123
Depreciation and amortization	2,831	3,093	5,738	5,808
Operating income (loss)	5,617	311	17,149	(3,290)
Equity in (loss) income of unconsolidated entities	(17)	68	302	104
Loss on extinguishment of debt	(153)	(3,638)	(153)	(3,638)
Other expense, net	(13,727)	(16,195)	(29,484)	(31,822)
Loss from continuing operations before income taxes	(8,280)	(19,454)	(12,186)	(38,646)
Benefit from income taxes	(56)	(343)	(14)	(596)
Loss from continuing operations	(8,224)	(19,111)	(12,172)	(38,050)
Income (loss) from discontinued operations, net of tax	253	(529)	(937)	(1,978)
Net loss	$(7,971)	$(19,640)	$(13,109)	$(40,028)
Weighted average number of shares:
Basic and Diluted	25,320	24,654	25,163	24,472
Basic and Diluted (loss) income per share:
Continuing Operations	$(0.32)	$(0.78)	$(0.48)	$(1.55)
Discontinued Operations	$0.01	$(0.02)	$(0.04)	$(0.09)
Total	$(0.31)	$(0.80)	$(0.52)	$(1.64)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Capitalized interest in inventory, beginning of period	$61,836	$41,922	$52,562	$38,190
Interest incurred	32,458	29,177	64,899	57,595
Interest expense not qualified for capitalization and included as other expense	(14,659)	(16,246)	(30,691)	(32,457)
Capitalized interest amortized to house construction and land sales expenses	(7,379)	(9,352)	(14,514)	(17,827)
Capitalized interest in inventory, end of period	$72,256	$45,501	$72,256	$45,501

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share data)

	March 31, 2014	September 30, 2013
ASSETS
Cash and cash equivalents	$299,620	$504,459
Restricted cash	50,765	48,978
Accounts receivable (net of allowance of $1,278 and $1,651, respectively)	28,911	22,342
Income tax receivable	2,813	2,813
Inventory
Owned inventory	1,480,360	1,304,694
Land not owned under option agreements	7,751	9,124
Total inventory	1,488,111	1,313,818
Investments in unconsolidated entities	36,547	44,997
Deferred tax assets, net	5,407	5,253
Property, plant and equipment, net	18,142	17,000
Other assets	21,068	27,129
Total assets	$1,951,384	$1,986,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$71,891	$83,800
Other liabilities	133,675	145,623
Obligations related to land not owned under option agreements	3,147	4,633
Total debt (net of discounts of $4,780 and $5,160 respectively)	1,511,873	1,512,183
Total liabilities	$1,720,586	$1,746,239

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 26,721,886 and 25,245,945 issued and outstanding, respectively)	27	25
Paid-in capital	849,520	846,165
Accumulated deficit	(618,749)	(605,640)
Total stockholders’ equity	230,798	240,550
Total liabilities and stockholders’ equity	$1,951,384	$1,986,789

Inventory Breakdown
Homes under construction	$319,758	$262,476
Development projects in progress	681,665	578,453
Land held for future development	306,119	341,986
Land held for sale	57,537	31,331
Capitalized interest	72,256	52,562
Model homes	43,025	37,886
Land not owned under option agreements	7,751	9,124
Total inventory	$1,488,111	$1,313,818

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Quarter Ended March 31,		Six Months Ended March 31,
SELECTED OPERATING DATA	2014	2013	2014	2013
Closings:
West region	453	504	888	1,003
East region	257	383	595	736
Southeast region	267	240	532	426
Total closings	977	1,127	2,015	2,165

New orders, net of cancellations:
West region	550	658	901	1,082
East region	424	442	732	751
Southeast region	416	421	652	620
Total new orders	1,390	1,521	2,285	2,453

Backlog units at end of period:
West region	751	918	751	918
East region	798	762	798	762
Southeast region	614	531	614	531
Total backlog units	2,163	2,211	2,163	2,211

Dollar value of backlog at end of period (in millions)	$637.1	$584.2	$637.1	$584.2

Homebuilding Revenue:
West region	$119,044	$117,496	$239,256	$227,249
East region	82,366	116,537	189,245	213,001
Southeast region	64,715	51,438	127,582	89,646
Total homebuilding revenue	$266,125	$285,471	$556,083	$529,896

	Quarter Ended March 31,		Six Months Ended March 31,
SUPPLEMENTAL FINANCIAL DATA	2014	2013	2014	2013
Revenues:
Homebuilding	$266,125	$285,471	$556,083	$529,896
Land sales and other	3,896	2,431	7,108	4,908
Total	$270,021	$287,902	$563,191	$534,804

Gross profit:
Homebuilding	$51,655	$43,253	$106,105	$78,883
Land sales and other	517	632	737	1,086
Total	$52,172	$43,885	$106,842	$79,969

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.

	Quarter Ended March 31,				Six Months Ended March 31,
	2014		2013		2014		2013
Homebuilding gross profit	$51,655	19.4%	$43,253	15.2%	$106,105	19.1%	$78,883	14.9%
Inventory impairments and lot option abandonments (I&A)	880		2,025		911		2,229
Homebuilding gross profit before I&A	52,535	19.7%	45,278	15.9%	107,016	19.2%	81,112	15.3%
Interest amortized to cost of sales	7,379		9,352		14,514		17,827
Homebuilding gross profit before I&A and interest amortized to cost of sales	$59,914	22.5%	$54,630	19.1%	$121,530	21.9%	$98,939	18.7%
Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total company net loss (including discontinued operations), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.

	Quarter Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Net loss	$(7,971)	$(19,640)	$(13,109)	$(40,028)
Benefit from income taxes	(56)	(352)	(4)	(627)
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	22,038	25,598	45,205	50,284
Depreciation and amortization and stock compensation amortization	3,488	3,947	7,004	7,446
Inventory impairments and option contract abandonments	880	2,025	911	2,246
Loss on debt extinguishment	153	3,638	153	3,638
Adjusted EBITDA	$18,532	$15,216	$40,160	$22,959